As filed with the Securities and Exchange Commission on ________, 2001
                         Registration No. 333-_________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           RELIV' INTERNATIONAL, INC.
               (exact name of issuer as specified in its charter)

         Delaware                                              37-1172197
(State of Incorporation)                                 (IRS Employer I.D. No.)

136 Chesterfield Industrial Boulevard
Chesterfield, Missouri  63005                                     63005
(636) 537-9715                                                  (Zip Code)
(Address and telephone number of Principal
Executive Offices)

                            RELIV INTERNATIONAL, INC.
                             2001 STOCK OPTION PLAN
                            (Full title of the plan)

                                  With copy to:

Robert L. Montgomery                               John M. Klimek
Chief Executive Officer                            Merrick & Klimek, P.C.
Reliv' International, Inc.                         401 South LaSalle, Suite 1302
136 Chesterfield Industrial Boulevard              Chicago, Illinois  60605
Chesterfield, Missouri  63005
(636) 537-9715
(name, address and telephone number of
agent for service of process)

CALCULATION OF REGISTRATION FEE

====================================================================================================
                                              Proposed             Proposed
                                               Maximum             Maximum
Title of Securities      Amount to be     Offering Price Per       Aggregate            Amount of
  to be Registered       Registered(1)         Share(2)        Offering Price (3)   Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock;
Without Par Value      1,000,000 shares     $1.05 - $1.155         $1,077,540            $269.39
====================================================================================================

(1) Represents the maximum number of shares of Common Stock to be issued by the Company upon the exercise of options granted under the Reliv' International, Inc. 2001 Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Reliv' International, Inc. 2001 Stock Option Plan described herein.

(2) Represents the range of prices at which options issued under the Reliv International, Inc. 2001 Stock Option Plan may be exercised to acquire shares of the Company's Common Stock, $1.05 being the minimum exercise price for options currently issued under the 2001 Stock Option Plan and $1.155 being the maximum exercise price for options currently issued under the 2001 Stock Option Plan. Additional shares to be issued upon exercise of options not yet granted under the 2001 Stock Option Plan will be issued at prices currently undeterminable. Solely for the purpose of determining the registration fee pursuant to Rule 457(h), the price of these shares is based on the closing price of the Common Stock on the Nasdaq National Market on August 10, 2001 of $1.15.

(3) Represents the maximum aggregate offering price for shares of Common Stock subject to issuance under the 2001 Stock Option Plan, calculated as follows:
737,100 options to purchase 1 share of Common Stock at an exercise price of $1.05 per share and 250,000 options to purchase 1 share of Common Stock at an exercise price of $1.155. An additional 12,900 options remain unissued under the 2001 Stock Option Plan, and for purposes of determining a registration fee, the closing price of $1.15 on August 10, 2001 was assigned to these shares.

                                     PART I

Pursuant to Part I of Form S-8, information required under Items 1 and 2 of Form S-8 is omitted as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

     1. The Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     2. The Definitive Proxy Statement dated April 19, 2001, for the Annual Meeting of Shareholders held on May 24, 2001.

     3. The Form 10-Q for the quarterly periods ended March 31, 2001 and June 30, 2001.

     4. The Annual Report on Form 11-K for the fiscal year ended December 31, 2000.

     5. The description of the Company's capital stock as set forth in the Registration Statement on Form 8-A (File No. 1-11768) filed by the registrant with the Securities and Exchange Commission on February 25, 1993, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents which are filed by the registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby will be passed upon for the registrant by Merrick & Klimek, P.C., 401 South LaSalle, Suite 1302, Chicago, Illinois 60605. Stephen M. Merrick, one of the principals in such firm, is the Secretary and a Director of the registrant, and owns 475,090 shares of the registrant's Common Stock as of the date of filing this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     As permitted by Delaware General Corporation Law ("DGCL"), the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

     The Certificate of Incorporation and the by-laws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officers for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. In accordance with its agreement with the Representative, the Company has obtained directors and officers liability insurance. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission ("Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.                      Exhibit
-----------                      -------

   4           Reliv' International, Inc. 2001 Stock Option Plan, as amended.

   5           Opinion of Merrick & Klimek, P.C.

   23.1 Consent of Ernst & Young LLP, independent auditors of Reliv' International, Inc.

   23.2 The consent of Merrick & Klimek, P.C. is contained in their opinion filed as Exhibit 5 hereto.

   24          Power of attorney (included on signature page).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on August 14, 2001.

                                    RELIV' INTERNATIONAL, INC.


                                By: /s/ Robert L. Montgomery
                                    --------------------------------------
                                    Robert L. Montgomery, President, Chief
                                    Executive Officer and Chairman


                                    THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the Reliv' International, Inc. 2001 Stock Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri on August 14, 2001.

                                    PLAN:

                                    RELIV' INTERNATIONAL, INC.
                                    2001 STOCK OPTION PLAN


                                By: /s/ Stephen M. Merrick
                                    --------------------------------------
                                    Stephen M. Merrick, Member of the
                                    Compensation Committee

                                POWER OF ATTORNEY

     The undersigned officers and directors of Reliv' International, Inc. hereby constitute and appoint Robert L. Montgomery and Stephen M. Merrick, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                           Date
---------                        -----                           ----

/s/ Robert L. Montgomery         President, Chief Executive      August 14, 2001
---------------------------      Officer and Chairman of
Robert L. Montgomery             the Board of Directors


/s/ Carl W. Hastings             Executive Vice President        August 14, 2001
---------------------------      and Director
Carl W. Hastings


/s/ David G. Kreher              Senior Vice President,          August 14, 2001
---------------------------      Worldwide Sales and
David G. Kreher                  Marketing


/s/ Stephen M. Merrick           Secretary and Director          August 14, 2001
---------------------------
Stephen M. Merrick


/s/ Donald L. McCain             Director                        August 14, 2001
---------------------------
Donald L. McCain


/s/ Thomas W. Pinnock            Director                        August 14, 2001
---------------------------
Thomas W. Pinnock


/s/ John B. Akin                 Director                        August 14, 2001
---------------------------
John B. Akin


/s/ Thomas T. Moody              Director                        August 14, 2001
---------------------------
Thomas T. Moody


/s/ Sandra S. Montgomery         Director                        August 14, 2001
---------------------------
Sandra S. Montgomery


/s/ Marvin W. Solomonson         Director                        August 14, 2001
---------------------------
Marvin W. Solomonson

/s/ Dick Vermeil                 Director                        August 14, 2001
---------------------------
Dick Vermeil

/s/ Lynn Stiles                  Director                        August 14, 2001
---------------------------
Lynn Stiles